EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Practice pert, Inc. and Subsidiaries of our report dated April 10, 2006, relating to the consolidated financial statements of PracticeXpert, Inc. and Subsidiaries as of and for the year ended December 31, 2005.

KABANI & COMPANY, INC.
Los Angeles, California

/s/ Kabani & Company, Inc.
July 18, 2006